                                                                   Exhibit 10.10


                             AMENDED AND RESTATED
                          STOCK REPURCHASE AGREEMENT

          THIS AMENDED AND RESTATED STOCK REPURCHASE AGREEMENT (this "Agreement") is entered into as of January 15, 1999 by and between Korn/Ferry International, a California corporation (the "Company"), and _________________________, an individual (the "Shareholder"), and subject to the terms and conditions herein, amends, restates and supercedes in its entirety the previous Stock Repurchase Agreement[s] dated as of ___________, 19__ between the Company and the Shareholder (the "Prior Agreement") [Modified as appropriate if more than one Prior Agreement].


                                   RECITALS

          A. The Company is a corporation duly organized and existing under the laws of the State of California.

          B. The Company has employed various means of providing for the sale of shares of the Company's common stock, no par value per share ("Common Stock"), to certain officers of the Company, including the adoption of the Executive Participation Program, the Foreign Executive Participation Program and the 1991 Executive Stock Purchase Plan, among others (individually referred to as the "Equity Plan" and collectively referred to as the "Equity Plans").

          C. Pursuant to the Equity Plan(s), the Shareholder subscribed to purchase shares of Common Stock under the subscription agreement applicable for the Equity Plan(s) (the "Subscription Agreement"), which required that the Shareholder enter into the Prior Agreement[s].

          D. In August 1998, the Company's shareholders approved an initial public offering of Common Stock (the "IPO"), and authorized the Company's officers to offer to amend and restate the Shareholder's Prior Agreement[s], subject to the consummation of the IPO.

          E. The Shareholder and the Company now desire to enter into this Agreement to amend and restate and supercede in its entirety the Prior Agreement[s], effective upon the closing of the IPO, if and only if the IPO is consummated on or before June 30, 1999. In the event the IPO is not consummated on or before June 30, 1999, the Prior Agreement[s] shall remain in full force and effect.


          NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

          1.  Definitions; Subscription Agreement Amendment; Effectiveness.
              ------------------------------------------------------------

          (a) Definitions.  For all purposes of this Agreement, the following
              -----------
definitions apply:

              "Act" means the Securities Act of 1933, as amended.

              "Change in Control" means any of the following:

              (i) An acquisition by any person (excluding one or more Excluded Persons) of beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act or a pecuniary interest in (or comprising "ownership of") more than 30% of the Common Stock or voting securities entitled to then vote generally in the election of directors of the Company ("Voting Stock"), after giving effect to any new issue in the case of an acquisition from the Company; or

              (ii) Approval by the shareholders of the Company of a plan of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company's consolidated assets (collectively, a "Business Combination"), other than a Business Combination (1) in which all or substantially all of the holders of Voting Stock hold or receive, directly or indirectly, 70% or more of the voting securities of the entity resulting from the Business Combination (or a parent company), (2) after which no person (other than any one or more of the Excluded Persons) owns more than 30% of the voting securities of the resulting entity (or a parent company) who did not own directly or indirectly at least that amount of Voting Stock immediately before the Business Combination, or (3) after which one or more Excluded Persons own an aggregate number of shares of the voting securities of the resulting entity (or a parent company) at least equal to the aggregate number of shares of voting securities of the resulting entity (or a parent company) owned by any other person (A) who is not an Excluded Person (except for any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), if any, and (B) who owned more than 30% of the Voting Stock; or

              (iii) Approval by the Board of Directors of the Company and (if required by law) by shareholders of the Company of a plan to consummate the dissolution or complete liquidation of the Company; or

              (iv) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director of the Company (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

          For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions.

          "Controlled Trust" means a trust owned or controlled by the Shareholder for which the Shareholder has the authority and power to dispose of all such trust's assets.

          "Equity Committee" means a committee appointed by the Board of Directors of the Company. The Equity Committee shall be comprised of three members of the Board of Directors of the Company, at least two of whom shall not be officers or employees of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Excluded Person" means

               (i)  the Company;

               (ii) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act;

               (iii) any employee benefit plan of the Company; or

               (iv) any affiliates (within the meaning of the Exchange Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in part (ii) of this definition.

               "Fiscal Year" means the fiscal year of the Company as specified from time to time by the Board of Directors of the Company, which is currently specified as the period beginning each May 1 and ending each April 30.

               "401(k) Plan" means the Korn/Ferry International Employee Tax Deferred Savings Plan.

               "Public Sale" means a sale in the principal securities market in which the shares then trade, irrespective of whether such sale is in a registered offering, a Rule 144 transaction, or otherwise.

               "Shares" means the shares of Common Stock owned by the Shareholder (after giving effect to the Stock Split) immediately prior to the consummation of the IPO (other than shares of Common Stock held in the 401(k)
Plan), plus any shares of Common Stock thereafter distributed to the Shareholder out of the 401(k) Plan, as the same may be increased, decreased or changed as a result of stock splits (other than the Stock Split), stock dividends, reclassifications, mergers (including re-incorporations) or other similar events.

               "Stock Split" means the four-to-one split of the Common Stock approved by the Shareholders of the Company in July 1998 but not effective as of the date of this Agreement.

               "Transfer" means to sell, transfer, hypothecate, pledge or to otherwise dispose of.

               "Value" means, for purposes of determining the price at which a Share will be sold or purchased by the Company pursuant to Section 8 of this Agreement, (i) the greater of $2.79 (after giving effect to the Stock Split; $11.15 on a pre Stock Split basis) or the price at which such Share was purchased by the Shareholder (after giving effect to the Stock Split) plus (A) interest for the period from the date of this Agreement until April 30, 1999 at Bank of America's (or its successor's) reference rate as of the date of this Agreement and (B) interest for each 12 month or lesser period thereafter at such reference rate as of the day (April 30th) immediately prior to commencement of such period, or (ii) such other value or formula for determining value as may be specified from time to time after the date hereof in a resolution adopted by the Board of Directors of the Company in its sole and absolute discretion, so long as it yields a value greater than the value determined in accordance with clause
(i) above. Value shall be equitably and appropriately adjusted to reflect the effect of stock splits (other than the Stock Split), stock dividends, reclassifications, mergers (including re-incorporations) or other similar events.

          (b) Amendment of the Subscription Agreement.
              ---------------------------------------

          To the extent that any term or provision of the Subscription Agreement is inconsistent with any term or provision of this Agreement, any such term or provision of the Subscription Agreement shall be deemed to have been amended to conform to this Agreement.

          (c)  Effectiveness.
               -------------

          This Agreement shall become effective, and will amend and restate and supercede the Prior Agreement in its entirety, upon the closing of the IPO, if and only if the IPO is consummated on or before June 30, 1999. In the event the IPO is not consummated on or before June 30, 1999, the Prior Agreement shall remain in full force and effect.

          2.  Prohibition on Transfer.  Except as expressly set forth herein,
              -----------------------
the Shareholder shall not Transfer the Shares or any interest therein held by the Shareholder without the prior written consent of the Equity Committee. Any purported Transfer not in compliance with the terms and conditions of this Agreement shall be void and of no force and effect. If the Shares are Transferred, in whole or part, voluntarily or involuntarily, by operation of law or otherwise, by reason of insolvency or bankruptcy of the Shareholder, or otherwise in violation of the provisions of this Agreement, the recipient of any of the Shares shall not be registered on the books of the Company, shall not be recognized as the holder of the Shares by the Company and shall not acquire any voting, dividend or other rights in respect thereof.

          3.  Investment Intent.  The Shareholder represents and warrants to the
              -----------------
Company that the Shareholder's purchase of the Shares was for his or her own account, for investment purposes only and not with a view to distribution or resale of the Shares. Except as expressly set forth herein, the Shareholder may not sell the Shares unless the sale has been registered under the Act or unless such registration is not required and if requested by the Company, the Shareholder shall provide the Company with an opinion of counsel satisfactory to the Company to that effect.

          4.  Legends on Certificates.  The Shareholder understands and agrees
              -----------------------
that the certificates issued to him or her representing the Shares:

          (a) Shall contain the following legend so long as the Shares are subject to the restrictions specified in this Agreement, and the Company's transfer agent shall be provided a "stop transfer" instruction with respect to the Shares to the same effect:

     "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT EVIDENCE OF SUCH REGISTRATION OR OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE ACT. THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT THE WRITTEN CONSENT OF THE EQUITY COMMITTEE OF KORN/FERRY INTERNATIONAL IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED STOCK REPURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS."

          (b) May contain additional legends as required by state securities laws.

          (c) Shall contain the following legend, if the Shareholder is not a U.S. Person, as defined in the Act and Regulation S promulgated thereunder:

     "THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."

          5.  Permitted Transfers At and Following IPO.
              ----------------------------------------

          (a) The Shareholder may Transfer Shares according to the following schedule:

Date                                   Maximum Number of Shares Permitted to be
----                                   ----------------------------------------
                                       Transferred
                                       -----------
Consummation of the IPO ("IPO          Up to ten percent (10%) of the Shareholder's Shares
Date")

On the second anniversary of the       Up to thirty percent (30%) of the Shareholder's Shares
IPO Date or thereafter                 (See clause (c) below)

On the third anniversary of the IPO     Up to fifty percent (50%) of the Shareholder's Shares
Date or thereafter                      (See clause (c) below)

On the fourth anniversary of the       All of the Shareholder's Shares
IPO Date or thereafter


          (b) Prior to the fourth anniversary of the IPO Date, any transferee of Shares other than in a Public Sale or pursuant to Section 5(h), as a condition to such Transfer, shall agree in writing to abide by the restrictions on Transfer specified in Section 5. Shares which have been Transferred by means of a Public Sale shall cease to be subject to this Agreement.

          (c) The foregoing percentages in the schedule in Section 5(a) of the maximum number of Shares permitted to be Transferred shall be applied to the sum of the Shareholder's Shares not yet Transferred as of the time of a Transfer, plus any Shares previously Transferred pursuant to the above schedule. The resulting number shall then be reduced by the number of Shares previously Transferred to determine the maximum number of Shares permitted to be Transferred.

          As an example by way of illustration only, and not reflective of the Shareholder's actual number of Shares, assume the Shareholder had 100 Shares on the IPO Date, and that an additional 50 shares of Common Stock were beneficially owned by the Shareholder in the 401(k) Plan. As of the IPO Date, the Shareholder would have the right to Transfer up to ten percent (10 shares) of the 100 shares held by the Shareholder outside of the 401(k) Plan, subject to any required repayment of any outstanding Shareholder notes. (Note: Sale of shares of Common Stock beneficially owned under the 401(k) Plan are governed by the provisions of the 401(k) Plan rather than this Agreement.)

          If the Shareholder sold 10 shares on the IPO Date, and, before the second anniversary of the IPO Date, received a distribution from the 401(k) Plan of 50 shares of Common Stock, the Shareholder would have 140 Shares on the second anniversary of the IPO Date. As of the second anniversary of the IPO Date (or thereafter), the Shareholder would be permitted to Transfer up to thirty percent of the sum of (i) the Shares then held (140 shares) plus (ii) the Shares previously sold (10 shares), less (iii) the Shares previously sold, which equals 35 shares, subject to any required repayment of any outstanding Shareholder notes.

          (d) The Shares sold on the IPO Date shall be sold in the IPO. The Shareholder agrees that fifty percent (50%) of the proceeds of the sale of any of the Shareholder's Shares shall be applied to reduce the balance of the Shareholder's notes initially issued in connection with the Shareholder's execution of the Subscription Agreement. The Shareholder agrees that if the outstanding balance of the Shareholder's notes under the Subscription Agreement is less than fifty percent (50%) of the proceeds of the sale of the Shareholder's Shares, then all of the outstanding balance of the Shareholder's notes under the Subscription Agreement shall be repaid with the proceeds of such sale. Notwithstanding the foregoing, after the fourth anniversary of the IPO Date, the Shareholder agrees to pay to the Company up to all of the proceeds of the sale of any Shares for application to the outstanding balance of the Shareholder's notes under the Subscription Agreement. The Shareholder agrees that except as above provided in this Section 5(d) with respect to sales,
Section 5(g), Section 5(h) and Section 6, no otherwise permissible Transfer of Shares may be made so long as the Company has not been fully paid on the Shareholders notes outstanding under the Subscription Agreement without prior full payment of such notes to the Company unless the Equity Committee shall otherwise agree previously in writing.

          (e) The Shareholder agrees to provide the Company written notice of his or her intention to Transfer by means of a Public Sale any Shares of Common Stock at least ninety (90) days prior to any sales on the second or third anniversary of the IPO Date (or thereafter). The Shareholder agrees to provide the Company written notice of his or her intention to Transfer by means of a Public Sale any Shares of Common Stock at least fifteen (15) days prior to any sales on the fourth anniversary (or thereafter).

          (f) Any shares of Common Stock beneficially owned by the Shareholder in the 401(k) Plan shall not count towards determining the Shares which may be Transferred unless and until such shares of Common Stock are distributed out of the 401(k) Plan directly to the Shareholder or rolled over into an individual retirement account or similar plans designated by the Shareholder.

          (g) The Shareholder may Transfer any or all of the Shares without the consent of the Equity Committee if such Transfer is made to a Controlled Trust in connection with bona fide estate planning efforts by the Shareholder. Prior to any Transfers made to a Controlled Trust pursuant to this Section 5(g), the Shareholder shall provide to the Company a certificate, in form acceptable to the Company, to the effect that the entity to which the Shares are being Transferred is a Controlled Trust as defined in this Agreement.

          (h) The Shareholder may Transfer any Shares (i) upon the Shareholder's death, (ii) upon the Shareholder's permanent incapacity, as determined by the Equity Committee, or (iii) upon a Change in Control. The restrictions in Section 5(a) shall not thereafter apply to any such Shares.

          6.  Permitted Pledges.  Notwithstanding anything to the contrary
              -----------------
herein, up to ten percent (10%) of the Shares may be pledged by the Shareholder provided that the Company has released the Shareholder's pledge with respect to such Shares.

          7.  Possession of Certificates.  Upon the consummation of the IPO, the
              --------------------------
Company shall hold the certificates evidencing the Shares as custodian to protect its interests hereunder, until the Shareholder has the right to Transfer all or a portion of the Shares in accordance with the terms of this Agreement. In furtherance thereof, the Shareholder shall execute and deliver (or shall herewith execute and deliver) to the Company assignments in blank, in the form of Exhibit A, for the Transfer of such certificates. The Company shall deliver to the Shareholder a receipt for such Shares in the form of Exhibit B. Upon the request of the Shareholder, when the Shareholder has the right to Transfer all or a portion of the Shares, the Company shall deliver those certificate(s) representing that portion of the Shares which may be Transferred to the Shareholder. After the consummation of the IPO and the completion of the transactions therein contemplated, this Agreement shall supersede the Custody Agreement dated as of January 15, 1999 executed by the Shareholder and the Company in connection with the IPO in connection with all matters pertaining to the custody of the Shares.

          8.  Repurchase of Shares by Company.  The Company shall have the right
              -------------------------------
to repurchase any Shares until such Shares become Transferable under Sections 5(a) or 5(h) (whether or not thereafter so Transferred), on the following terms and conditions:

          (a) (i) Upon an occurrence described in Section 8(b) hereof, and subject to any prohibitions on the purchase of Shares by the Company under applicable law or any agreement binding on the Company, the Shareholder shall sell, if the Company elects to purchase by providing the Shareholder a written notification of the Company's election (the "Repurchase Notification"), the Shares not permitted to be Transferred pursuant to Section 5 as of the date (the "Repurchase Date") specified in the Repurchase Notification on which such Shares are to be purchased by the Company at a price per share equal to the Value as of the Repurchase Date.

              (ii) If the Shareholder is subject to Section 16(b) under the Exchange Act:

              (A) the purchase by the Company under this Section 8 shall not occur at any time when such purchase will cause the Shareholder to incur liability under Section 16(b); and

              (B) from the time the Shareholder receives the Repurchase Notification until the earlier of (1) the completion of the Company's purchase under this Section 8 or (2) six months after the Shareholder receives the Repurchase Notice, the Shareholder shall not acquire any shares of Common Stock (A) if such acquisition is not exempt from the applicability of Section 16(b) or (B) if such acquisition would cause the Shareholder to recognize a profit upon the Company's purchase under this
     Section 8.

              (iii) If the Company is prohibited from purchasing the Shares on the Repurchase Date by applicable law or by any contract or agreement binding on the Company, including without limitation any loan agreement, the Company may elect to purchase the Shares as soon as practicable after it determines in good faith that it is legally and contractually permitted to do so.

              (iv) If the Shareholder paid for all or any part of the Shares with a promissory note or notes payable to the Company, the Company shall, and the Shareholder hereby authorizes the Company to, offset against any amounts owing to the Shareholder by the Company with respect to the Shares purchased hereunder any amounts outstanding for principal or accrued interest under such promissory note(s). Any amount so offset shall be deducted from the purchase price to be paid under this Section upon the purchase of the Shares by the Company. The balance of the purchase price for the Shares, if any, shall be paid by the Company in cash.

          (b) Subject to the first sentence of this Section 8, the Company shall have the right to purchase some or all of the Shareholder's Shares, if the Company determines that any one or more of the following past or present acts or events have occurred: (1) the Shareholder engages or has engaged in conduct or behavior that is significantly disruptive to the business, operations or reputation of the Company or any office of the Company, or (2) the Shareholder engages or has engaged in acts or conduct that are significantly injurious to or otherwise significantly harm the Company or any office of the Company, or (3) the Shareholder breaches or has breached any agreement with the Company, or (4) the Shareholder becomes or became affiliated with a competitor, or develops, or makes a contribution to, a competing enterprise, (5) the Shareholder discloses or has disclosed confidential Company information to a third party, (6) the Shareholder engages or has engaged in acts or conduct that are significantly disruptive to the relationship between the Company and any of its clients or (7) the Shareholder is or was convicted of a felony or other crime involving fraud, dishonesty or acts of moral turpitude. For purposes of this Section 8(b)(1)-
(7), the "Company" shall include all of its affiliates and subsidiaries.

              If the Company determines that any one or more of the foregoing acts or events has occurred, the Shareholder may appeal such determination to the Equity Committee within ten (10) days of receipt of written notice of such determination from the Company. The Equity Committee shall overturn the Company's determination or confirm the Company's determination (and determine whether the Shareholder's acts or conduct are curable by the Shareholder) and provide notice of its decision within thirty (30) days from the date of receipt of the notice of appeal. If the Equity Committee determines that the Shareholder's acts or conduct are curable, then the Shareholder shall be given thirty (30) days following notice of the Equity Committee's decision to cure such acts or conduct, and an additional ten (10) days to provide evidence reasonably satisfactory to the Equity Committee of such cure reasonably acceptable to the Equity Committee. If the Equity Committee determines that the acts or conduct are not curable, or the Shareholder does not provide evidence reasonably satisfactory to the Company that curable acts or conduct have been cured within the specified time period, then the Company's determination shall be final and binding.

              The Shareholder acknowledges that the Company's purchase right under this Section 8(b) may be financially disadvantageous to the Shareholder if, at the time of the purchase, there is a large differential between the Value (as that term is defined herein) of the Shares to be purchased and the then market value of the shares of Common Stock.

              For avoidance of doubt, it is agreed and understood that no Shares shall be subject to repurchase under this Section 8 that previously have become Transferable under Section 5(a) or 5(h) (whether or not so Transferred).

          9.  Assignment of Purchase Rights.  The Company may assign, in whole
              -----------------------------
or part, its right to purchase the Shares under this Agreement to a designee(s).

          10.  Repurchase upon Change in Marital Status.  In the event that the
               ----------------------------------------
Shareholder's marital status is altered by dissolution or divorce or by the death of the Shareholder's spouse, any interest of his or her former spouse in the Shares not permitted to be Transferred pursuant to Section 5, whether as community property or as a result of a property settlement agreement, a divorce decree or other legal proceeding, may be purchased by the Company and shall be sold to the Company by the Shareholder's former spouse or his or her estate according to the provisions of this Agreement and at a price per share equal to the fair market value as of the date on which such Shares are to be purchased by the Company. The Shareholder agrees to notify the Company of any change in marital status, including, without limitation, marriage, dissolution of marriage, divorce or death of spouse; within ten (10) business days of said event. The Shareholder agrees to cause any spouse to sign a consent to this Agreement in the form of Exhibit C.

          11.  Amendment.  No change, amendment or modification of this
               ---------
Agreement shall be valid unless it is in writing and signed by the Company and the Shareholder.

          12.  Remedies.  The parties agree that the Company will be irreparably
               --------
damaged in the event the agreements contained herein are not specifically enforced. If any dispute arises concerning the transfer of any Shares, an injunction may be issued restraining any such transfer pending the determination of such controversy. In the event of any controversy, such rights or obligations shall be enforceable in a court by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

          13.  Expenses.  Shareholder agrees to pay to the Company the amount of
               --------
any and all reasonable expenses, including, without limitation, reasonable attorneys' fees and expenses, which the Company may incur in connection with the enforcement of its rights hereunder.

          14.  Notices.  Any notice required or permitted to be given hereunder
               -------
shall be in writing and shall be delivered via facsimile, first-class mail, postage prepaid, overnight courier, messenger or telecopier. Any communication so addressed and delivered shall be deemed to be given seven days after delivery and any communication delivered in person shall be deemed to be given when receipted for, or actually received by, an authorized officer of the recipient. All such communications, if intended for the Company, shall be addressed to the Company as follows:

            Korn/Ferry International
            1800 Century Park East
            Suite 900
            Los Angeles, California 90067
            Attn.:  Corporate Secretary

and if intended for the Shareholder shall be addressed to the Shareholder at his or her address as shown on the Company's books. Any party may change his, her or its address for notice by giving notice thereof to the other party to this Agreement. A change of address notice by the Shareholder shall be recorded in the books of the Company as the Shareholder's address for notice unless the Shareholder otherwise instructs the Company.

          15.  Governing Law.  All questions with respect to the construction of
               -------------
this Agreement and the rights and liabilities of the parties hereto shall be governed by the internal laws of California, without giving effect to the conflict of law provisions thereof.

          16.  Successors and Assigns.  Subject to the terms herein, this
               ----------------------
Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. Nothing herein shall obligate the Company to obtain the consent of Shareholder if the Company undergoes a reorganization, restructuring or recapitalization, including without limitation, the acquisition by the Company of an entity or entities controlled by the Company in connection with the reincorporation of the Company in a state other than California.

          17.  Entire Agreement.  This Agreement contains the entire Agreement
               ----------------
of the parties hereto and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. Other than those contained in the Subscription Agreement (as amended by the terms of this Agreement), there are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter contained in this Agreement which are not fully set forth herein.

          18.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19.  Waiver.  No waiver of any right pursuant hereto or waiver of any
               ------
breach hereof shall be effective unless in writing and signed by the party waiving such right or breach. No waiver of any right or waiver of any breach shall constitute a waiver of any other or similar right or breach, and no failure to enforce any right hereunder shall preclude or affect the later enforcement of such right.

          20.  Captions.  The captions of the various sections herein are solely
               --------
for the convenience of the parties hereto and shall not affect or control the meaning or construction of this Agreement.

          21.  Severability.  Should any portion of this Agreement be declared
               ------------
invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

          22.  Agreement Available for Inspection.  An original copy of this
               ----------------------------------
Agreement, together with all amendments, duly executed by the Company and the Shareholder, shall be delivered to the Secretary of the Company and maintained by him or her at the principal executive office of the Company and shall be available for inspection by any person requesting to see it.

          23.  Additional Documents.  The parties hereto agree to sign all
               --------------------
necessary documents and take all other actions necessary to carry out the provisions of this Agreement.

          IN WITNESS, WHEREOF, the parties have executed this Amended and Restated Stock Repurchase Agreement as of the date first written above.

                              SHAREHOLDER

                              By: _______________________________________

                              Name: _____________________________________


                              KORN/FERRY INTERNATIONAL


                              By: _______________________________________

                              Name:  Elizabeth S.C.S. Murray
                                     ------------------------------------

                              Title:    Executive VP & CFO
                                        ---------------------------------

                                   EXHIBIT A

                         IRREVOCABLE STOCK ASSIGNMENT

          For good and valuable consideration pursuant to Section 7 of that certain Amended and Restated Stock Repurchase Agreement between the undersigned and Korn/Ferry International, the undersigned hereby sells, assigns and transfers to _______________________ _______ shares of common stock of Korn/Ferry International, represented by Certificate No(s). _______________ standing in the name of the undersigned on the books of said company.



                                 By: __________________________________________

                                 Name: ________________________________________

                                 Dated: ____________________, 19__



WITNESS:


By: ___________________________

Name: _________________________

Dated: __________________, 19__

                                   EXHIBIT B

                                    RECEIPT

                                 (SAMPLE ONLY)

          Korn/Ferry International, a California corporation (the "Company"), hereby acknowledges that it has received and is holding as custodian on behalf of ______________________________________________________________, an officer of the Company ("Executive"), _______ shares of Company Common Stock (the "Shares"), represented by certificate(s) number _________, _________ and __________ issued on _____________, 19___ in the name of Executive (copies of which are attached hereto), together with an Irrevocable Stock Assignment executed by Executive (the "Stock Assignment"). The Shares and the Stock Assignment are being held by the Company pursuant to and in accordance with the terms of that certain Amended and Restated Stock Repurchase Agreement between the Company and Executive, and any promissory note(s) and related Stock Pledge Agreement delivered by Executive to the Company in connection with the purchase of all or a portion of the Shares.


                                     KORN/FERRY INTERNATIONAL



                                     By: ___________________________________

                                     Name: _________________________________

                                     Title: ________________________________


Dated: _________________, 19__

                                   EXHIBIT C

                       CONSENT OF SPOUSE OF SHAREHOLDER

          The undersigned, being the spouse of the Shareholder, ________________, who has signed the foregoing Amended and Restated Stock Repurchase Agreement, hereby acknowledges that he or she has read and is familiar with the provisions of said Agreement including but not limited to
Section 11 herein and agrees to be bound thereby and join therein to the extent, if any, that his or her agreement and joinder may be necessary. The undersigned hereby agrees that the Shareholder may join in any future amendment or modifications of the Agreement without any further signature, acknowledgment, agreement or consent on his or her part; and the undersigned hereby further agrees that any interest which he or she may have in the Shares held by Shareholder shall be subject to the provisions of this Agreement.



                                       By: ___________________________________

                                       Name: _________________________________

                                       Dated: ________________________________